Exhibit 99.1

Contact: Jim Gustafson

Investor Relations

DaVita HealthCare Partners Inc.

(310) 536-2585

DaVita HealthCare Partners Inc. 4th Quarter 2015 Results

Denver, Colorado, February 11, 2016 – DaVita HealthCare Partners Inc. (NYSE: DVA) today announced results for the quarter and year ended December 31, 2015. Adjusted net income attributable to DaVita HealthCare Partners Inc. for the quarter ended December 31, 2015 was $214 million, or $1.01 per share, excluding estimated non-cash goodwill and other intangible asset impairment charges, as discussed below, and an estimated accrual for damages and liabilities associated with our pharmacy business, all after-tax. Net loss attributable to DaVita HealthCare Partners Inc. for the quarter ended December 31, 2015 including these items was $(6) million, or $(0.03) per share.

Adjusted net income attributable to DaVita HealthCare Partners Inc. for the year ended December 31, 2015 was $828 million, or $3.83 per share, excluding estimated non-cash goodwill and other intangible asset impairment charges, an estimated accrual for damages and liabilities associated with our pharmacy business, debt redemption charges and a settlement charge related to the Vainer private civil suit, all after-tax. Net income attributable to DaVita HealthCare Partners Inc. for the year ended December 31, 2015 including these items was $270 million, or $1.25 per share.

Net income attributable to DaVita HealthCare Partners Inc. for the quarter ended December 31, 2014 was $208 million, or $0.96 per share. Adjusted net income attributable to DaVita HealthCare Partners Inc. for the year ended December 31, 2014 was $792 million, or $3.64 per share, excluding debt redemption and refinancing charges, and a loss contingency accrual related to the 2010 and 2011 U.S. Attorney physician relationship investigations, all after-tax. Net income attributable to DaVita HealthCare Partners Inc. for the year ended December 31, 2014 including these items was $723 million, or $3.33 per share.

See schedules of reconciliations of non-GAAP measures.

Financial and operating highlights include:

•	Cash Flow: For the quarter and year ended December 31, 2015, operating cash flow was $437 million and $1.6 billion, respectively, and free cash flow was $256 million and $1.1 billion, respectively. Operating cash flow and free cash flow for the year ended December 31, 2015 were negatively impacted by approximately $304 million of after-tax payments made during the second quarter of 2015 in connection with the settlement of the Vainer suit. Excluding this item, adjusted operating cash flow for the year ended December 31, 2015 would have been $1.9 billion.

•	Operating Income and Adjusted Operating Income: Adjusted operating income for the quarter ended December 31, 2015 was $474 million, excluding estimated non-cash goodwill and other intangible asset impairment charges and an estimated accrual for damages and liabilities associated with our pharmacy business. Operating income for the quarter ended December 31, 2015 including these items was $245 million. Adjusted operating income for the year ended December 31, 2015 was $1.9 billion, excluding estimated non-cash goodwill and other intangible asset impairment charges, an estimated accrual for damages and liabilities associated with our pharmacy business, and a settlement charge related to the Vainer suit. Operating income for the year ended December 31, 2015 including these items was $1.2 billion.

Operating income for the quarter and year ended December 31, 2014 was $452 million and $1.8 billion, respectively. Adjusted operating income for the year ended December 31, 2014, excluding a loss contingency accrual related to the 2010 and 2011 U.S. Attorney physician relationship investigations was $1.8 billion.

•	Goodwill and Other Intangible Asset Impairment Charges: During the quarter ended December 31, 2015, we determined that circumstances indicated it had become more likely than not that the non-cash goodwill and an indefinite-lived intangible asset of certain HealthCare Partners reporting units had become impaired. These circumstances included underperformance of the business in recent quarters, as well as changes in other market conditions, including government reimbursement cuts and our expected ability to mitigate them. We are performing the required valuation of certain HCP reporting units and have estimated the fair value of their net assets and implied goodwill with the assistance of a third-party valuation firm. Based on the current assessments, we recorded an estimated $206 million in non-cash goodwill and other intangible asset impairment charges of certain HCP reporting units. The final amount of these impairment charges will depend upon the final outcome of this valuation work, which we expect will be completed in the first quarter of 2016.

•	Adjusted Diluted Net Income Per Share: Adjusted net income attributable to DaVita HealthCare Partners Inc. for the quarter ended December 31, 2015, excluding the amortization of intangible assets associated with acquisitions, net of tax, and certain other additional non-GAAP measures, was $239 million and adjusted diluted net income per share was $1.12. Adjusted net income attributable to DaVita HealthCare Partners Inc. for the year ended December 31, 2015, excluding the amortization of intangible assets and certain other additional non-GAAP measures was $930 million, and adjusted diluted net income per share was $4.30.

Adjusted net income attributable to DaVita HealthCare Partners Inc. for the quarter ended December 31, 2014, excluding the amortization of intangible assets associated with acquisitions, net of tax, was $236 million, and adjusted diluted net income per share was $1.09. Adjusted net income attributable to DaVita HealthCare Partners Inc. for the year ended December 31, 2014, excluding the amortization of intangible assets and additional certain other non-GAAP measures was $896 million, and adjusted diluted net income per share was $4.13.

See schedules of reconciliations of non-GAAP measures.

•	Volume: Total U.S. dialysis treatments for the fourth quarter of 2015 were 6,649,227, or 84,061 treatments per day, representing a per day increase of 3.2% over the fourth quarter of 2014. Normalized non-acquired treatment growth in the fourth quarter of 2015 as compared to the fourth quarter of 2014 was 3.7%.

The number of member months for which HCP provided care during the fourth quarter of 2015 was approximately 2.4 million, of which 0.9 million, 1.1 million and 0.4 million related to Medicare, commercial and Medicaid members, respectively.

•	Effective Tax Rate: Our effective tax rate was 76.4% and 40.9% for the quarter and year ended December 31, 2015, respectively. The effective tax rate attributable to DaVita HealthCare Partners Inc. was 105.7% and 52.2% for the quarter and year ended December 31, 2015, respectively. This effective tax rate is impacted by non-deductible non-cash goodwill impairment charges, the non-deductible portion of the estimated pharmacy accrual, as well as the amount of third-party owners’ income attributable to non-tax paying entities.

The adjusted effective tax rate attributable to DaVita HealthCare Partners Inc. for the quarter ended December 31, 2015, excluding estimated non-cash goodwill and other intangible asset impairment charges and an estimated accrual for damages and liabilities associated with our pharmacy business, was 36.0%. In addition, the adjusted effective tax rate attributable to DaVita HealthCare Partners Inc. for the year ended December 31, 2015, further excluding a settlement charge related to the Vainer private civil suit, was 38.2%.

We currently expect our 2016 effective tax rate attributable to DaVita HealthCare Partners Inc. to be approximately 40.0% to 41.0%.

•	Center Activity: As of December 31, 2015, we provided dialysis services to a total of approximately 190,000 patients at 2,369 outpatient dialysis centers, of which 2,251 centers are located in the United States and 118 centers are located in ten countries outside of the United States. During the fourth quarter of 2015, we opened a total of 26 new dialysis centers and sold one dialysis center in the United States. We also acquired 14 dialysis centers and opened one new dialysis center outside of the United States.

•	Share Repurchases: During the quarter ended December 31, 2015, we repurchased a total of 2,156,951 shares of our common stock for $151 million, or an average price of $69.86 per share. During the year ended December 31, 2015, we repurchased 7,779,958 shares of our common stock for $575 million, at an average price of $73.96 per share.

In addition, we also repurchased 3,689,738 shares of our common stock for $249 million, at an average price of $67.61 per share, during January 2016. As a result of these transactions we now have approximately $259 million remaining under our current board authorization for share repurchases.

Outlook

•	We expect our consolidated operating income for 2016 to be in the range of $1.800 billion to $1.950 billion.

•	We expect our operating income for Kidney Care for 2016 to be in the range of $1.625 billion to $1.725 billion.

•	We expect our operating income for HCP for 2016 to be in the range of $175 million to $225 million.

•	We expect our consolidated operating cash flows for 2016 to be in the range of $1.550 billion to $1.750 billion.

These projections and the underlying assumptions involve significant risks and uncertainties, including those described below, and do not give effect to potential non-recurring items, and actual results may vary significantly from these current projections.

We will be holding a conference call to discuss our results for the fourth quarter ended December 31, 2015 on February 11, 2016 at 5:00 p.m. Eastern Time. To join the conference call, please dial (877) 918-6630 from the U.S. or (212) 547-0235 from outside the U.S. A replay of the conference call will be available on our website at investors.davitahealthcarepartners.com, for the following 30 days.

This release contains forward-looking statements within the meaning of the federal securities laws, including statements related to our guidance and expectations for our 2016 consolidated operating income, our 2016 Kidney Care operating income, HCP’s 2016 operating income, our 2016 consolidated operating cash flows, our 2016 effective tax rate attributable to DaVita HealthCare Partners Inc. and our estimated charges and accruals and anticipated timing of the completion of the valuation of certain HCP reporting units. Factors that could impact future results include the uncertainties associated with the risk factors set forth in our SEC filings, including our annual report on Form 10-K for the year ended December 31, 2014, our subsequent quarterly and annual reports, and our current reports on Form 8-K. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include, but are not limited to, and are qualified in their entirety by reference to the full text of those risk factors in our SEC filings relating to:

•	the concentration of profits generated by higher-paying commercial payor plans for which there is continued downward pressure on average realized payment rates, and a reduction in the number of patients under such plans, which may result in the loss of revenues or patients,

•	a reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs,

•	the impact of the Center for Medicare and Medicaid Services (CMS) 2015 Medicare Advantage benchmark structure,

•	risks arising from potential federal and/or state legislation that could have an adverse effect on our operations and profitability,

•	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing,

•	legal compliance risks, including our continued compliance with complex government regulations and including compliance with the provisions of our current corporate integrity agreement and current or potential investigations by various government entities and related government or private-party proceedings, and restrictions on our business and operations required by our corporate integrity agreement and other settlement terms, and the financial impact thereof,

•	continued increased competition from large- and medium-sized dialysis providers that compete directly with us,

•	our ability to maintain contracts with physician medical directors, changing affiliation models for physicians, and the emergence of new models of care introduced by the government or private sector, that may erode our patient base and reimbursement rates, such as accountable care organizations, independent practice associations and integrated delivery systems, or to businesses outside of dialysis and HCP business,

•	our ability to complete acquisitions, mergers or dispositions that we might be considering or announce, or to integrate and successfully operate any business we may acquire or have acquired, including HCP, or to expand our operations and services to markets outside the United States,

•	the variability of our cash flows,

•	the risk that we might invest material amounts of capital and incur significant costs in connection with the growth and development of our international operations, yet we might not be able to operate them profitably anytime soon, if at all,

•	risks arising from the use of accounting estimates, judgments and interpretations in our financial statements,

•	risks of losing key HCP employees, potential disruption from the HCP transaction making it more difficult to maintain business and operational relationships with customers, partners, associated physicians and physician groups, hospitals and others,

•	the risk that laws regulating the corporate practice of medicine could restrict the manner in which HCP conducts its business,

•	the risk that the cost of providing services under HCP’s agreements may exceed our compensation,

•	the risk that reductions in reimbursement rates, including Medicare Advantage rates, and future regulations may negatively impact HCP’s business, revenue and profitability,

•	the risk that HCP may not be able to successfully establish a presence in new geographic regions or successfully address competitive threats that could reduce its profitability,

•	the risk that a disruption in HCP’s healthcare provider networks could have an adverse effect on HCP’s business operations and profitability,

•	the risk that reductions in the quality ratings of health maintenance organization plan customers of HCP could have an adverse effect on HCP’s business, or

•	the risk that health plans that acquire health maintenance organizations may not be willing to contract with HCP or may be willing to contract only on less favorable terms.

We base our forward-looking statements on information currently available to us at the time of this release, and except as required by law we undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

This release contains non-GAAP financial measures. For reconciliations of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the attached reconciliation schedules. For the reasons stated in the reconciliation schedules, we believe our presentation of non-GAAP financial measures provides useful supplemental information for investors.

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(dollars in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Patient service revenues	$2,430,851	$2,324,458	$9,480,279	$8,868,338
Less: Provision for uncollectible accounts	(113,279)	(96,664)	(427,860)	(366,884)

Net patient service revenues	2,317,572	2,227,794	9,052,419	8,501,454
Capitated revenues	865,543	825,808	3,509,095	3,261,288
Other revenues	350,474	274,415	1,220,323	1,032,364

Total net revenues	3,533,589	3,328,017	13,781,837	12,795,106

Operating expenses and charges:
Patient care costs and other costs	2,515,131	2,366,461	9,824,834	9,119,305
General and administrative	408,882	355,987	1,452,135	1,261,506
Depreciation and amortization	163,330	153,253	638,024	590,935
Provision for uncollectible accounts	2,743	4,773	9,240	14,453
Equity investment income	(7,601)	(4,542)	(18,325)	(23,234)
Goodwill and other intangible asset impairment charges	206,169	—	210,234	—
Settlement charge and loss contingency accrual	—	—	495,000	17,000

Total operating expenses and charges	3,288,654	2,875,932	12,611,142	10,979,965

Operating income	244,935	452,085	1,170,695	1,815,141
Debt expense	(103,259)	(97,949)	(408,380)	(410,294)
Debt redemption and refinancing charges	—	—	(48,072)	(97,548)
Other income, net	4,631	229	8,893	2,374

Income before income taxes	146,307	354,365	723,136	1,309,673
Income tax expense	111,833	103,977	295,726	446,343

Net income	34,474	250,388	427,410	863,330
Less: Net income attributable to noncontrolling interests	(40,474)	(42,368)	(157,678)	(140,216)

Net (loss) income attributable to DaVita HealthCare Partners Inc.	$(6,000)	$208,020	$269,732	$723,114

Earnings per share:
Basic net (loss) income per share attributable to DaVita HealthCare Partners Inc.	$(0.03)	$0.98	$1.27	$3.41

Diluted net (loss) income per share attributable to DaVita HealthCare Partners Inc.	$(0.03)	$0.96	$1.25	$3.33

Weighted average shares for earnings per share:
Basic	208,762,717	212,941,850	211,867,714	212,301,827

Diluted	208,762,717	217,620,369	216,251,807	216,927,681

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(unaudited)

(dollars in thousands)

	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Net income	$34,474	$250,388	$427,410	$863,330

Other comprehensive (loss) income, net of tax:
Unrealized losses on interest rate swap and cap agreements:
Unrealized losses on interest rate swap and cap agreements	(2,177)	(2,882)	(12,241)	(10,059)
Reclassifications of net swap and cap agreements realized losses into net income	739	849	3,111	10,608
Unrealized (losses) gains on investments:
Unrealized (losses) gains on investments	(45)	(279)	(1,413)	238
Reclassification of net investment realized losses into net income	(1)	—	(377)	(207)
Foreign currency translation adjustments	(4,007)	(11,081)	(23,889)	(22,952)

Other comprehensive loss	(5,491)	(13,393)	(34,809)	(22,372)

Total comprehensive income	28,983	236,995	392,601	840,958
Less: Comprehensive income attributable to noncontrolling interests	(40,474)	(42,368)	(157,678)	(140,216)

Comprehensive (loss) income attributable to DaVita HealthCare Partners Inc.	$(11,491)	$194,627	$234,923	$700,742

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Year ended December 31,
	2015	2014
Cash flows from operating activities:
Net income	$427,410	$863,330
Adjustments to reconcile net income to cash provided by operating activities:
Settlement charge and loss contingency accrual	495,000	17,000
Depreciation and amortization	638,024	590,935
Goodwill and other intangible asset impairment charges	210,234	—
Debt redemption and refinancing charges	48,072	97,548
Stock-based compensation expense	56,664	56,743
Tax benefits from stock award exercises	45,749	59,119
Excess tax benefits from stock award exercises	(28,157)	(45,271)
Deferred income taxes	61,744	210,955
Equity investment income, net	9,293	10,125
Other non-cash charges	44,691	39,274
Changes in operating assets and liabilities, other than from acquisitions and divestitures:
Accounts receivable	(202,867)	(40,676)
Inventories	(48,313)	(46,398)
Other receivables and other current assets	32,761	(61,674)
Other long-term assets	3,723	2,916
Accounts payable	30,998	(2,956)
Accrued compensation and benefits	54,950	97,261
Other current liabilities	113,470	83,590
Settlement payments	(493,775)	(410,356)
Income taxes	24,175	(60,475)
Other long-term liabilities	33,354	(1,583)

Net cash provided by operating activities	1,557,200	1,459,407

Cash flows from investing activities:
Additions of property and equipment	(707,998)	(641,330)
Acquisitions	(96,469)	(272,094)
Proceeds from asset and business sales	19,715	8,791
Purchase of investments available for sale	(8,783)	(8,440)
Purchase of investments held-to-maturity	(1,709,883)	(472,628)
Proceeds from sale of investments available for sale	2,058	2,475
Proceeds from investments held-to-maturity	1,637,358	141,072
Purchase of intangible assets	—	(1,018)
Purchase of equity investments	(17,911)	(35,382)
Distributions received on equity investments	129	825

Net cash used in investing activities	(881,784)	(1,277,729)

Cash flows from financing activities:
Borrowings	54,541,988	60,038,508
Payments on long-term debt and other financing costs	(53,922,290)	(60,046,487)
Deferred financing costs and debt redemption and refinancing costs	(76,672)	(122,988)
Purchase of treasury stock	(549,935)	—
Distributions to noncontrolling interests	(174,635)	(149,339)
Stock award exercises and other share issuances, net	26,155	19,500
Excess tax benefits from stock award exercises	28,157	45,271
Contributions from noncontrolling interests	54,644	64,655
Proceeds from sales of additional noncontrolling interests	—	3,777
Purchase of noncontrolling interests	(66,382)	(17,876)

Net cash used in financing activities	(138,970)	(164,979)
Effect of exchange rate changes on cash and cash equivalents	(2,571)	2,293

Net increase in cash and cash equivalents	533,875	18,992
Cash and cash equivalents at beginning of the year	965,241	946,249

Cash and cash equivalents at end of the period	$1,499,116	$965,241

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

	December 31, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$1,499,116	$965,241
Short-term investments	408,084	337,399
Accounts receivable, less allowance of $264,144 and $242,674	1,724,228	1,525,849
Inventories	185,575	136,084
Other receivables	412,285	400,916
Other current assets	190,322	186,842
Income tax receivable	60,070	83,839

Total current assets	4,479,680	3,636,170
Property and equipment, net	2,779,778	2,469,099
Intangibles, net	1,687,326	1,864,842
Equity investments	73,368	65,637
Long-term investments	94,122	89,389
Other long-term assets	73,560	77,000
Goodwill	9,294,479	9,415,295

	$18,482,313	$17,617,432

LIABILITIES AND EQUITY
Accounts payable	$504,988	$445,453
Other liabilities	658,523	510,223
Accrued compensation and benefits	741,926	698,475
Medical payables	332,102	314,346
Current portion of long-term debt	129,037	120,154

Total current liabilities	2,366,576	2,088,651
Long-term debt	9,001,308	8,298,624
Other long-term liabilities	439,229	389,806
Deferred income taxes	726,962	650,075

Total liabilities	12,534,075	11,427,156
Commitments and contingencies:
Noncontrolling interests subject to put provisions	864,066	829,965
Equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 450,000,000 shares authorized; 217,120,346 and 215,640,968 shares issued and 209,754,247 and 215,640,968 shares outstanding, respectively)	217	216
Additional paid-in capital	1,118,326	1,108,211
Retained earnings	4,356,835	4,087,103
Treasury stock (7,366,099 shares)	(544,772)	—
Accumulated other comprehensive loss	(59,826)	(25,017)

Total DaVita HealthCare Partners Inc. shareholders’ equity	4,870,780	5,170,513
Noncontrolling interests not subject to put provisions	213,392	189,798

Total equity	5,084,172	5,360,311

	$18,482,313	$17,617,432

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Year ended December 31, 2015
	December 31, 2015	September 30, 2015	December 31, 2014
1. Consolidated Financial Results:
Consolidated net revenues	$3,534	$3,526	$3,328	$13,782
Operating income	$245	$509	$452	$1,171
Adjusted operating income excluding certain items(1)	$474	$509	$452	$1,898
Operating income margin	6.9%	14.4%	13.6%	8.5%
Adjusted operating income margin excluding certain items(1)	13.4%	14.4%	13.6%	13.8%
Net (loss) income attributable to DaVita HealthCare Partners Inc.	$(6)	$216	$208	$270
Adjusted net income attributable to DaVita HealthCare Partners Inc. excluding certain items(1)	$214	$216	$208	$828
Diluted net (loss) income per share attributable to DaVita HealthCare Partners Inc.	$(0.03)	$1.00	$0.96	$1.25
Adjusted diluted net income per share attributable to DaVita HealthCare Partners Inc. excluding certain items(1)	$1.01	$1.00	$0.96	$3.83
2. Consolidated Business Metrics:
Expenses
General and administrative expenses as a percent of consolidated net revenues (including the $23 million pharmacy accrual)(2)	11.6%	10.0%	10.7%	10.5%
Consolidated effective tax rate	76.4%	36.0%	29.3%	40.9%
Consolidated effective tax rate attributable to DaVita HealthCare Partners Inc.(1)	105.7%	40.5%	33.3%	52.2%
Adjusted consolidated effective tax rate attributable to DaVita HealthCare Partners Inc.(1)	36.0%	40.5%	33.3%	38.2%
3. Summary of Division Financial Results:
Net revenues
Kidney Care:
Net dialysis and related lab services revenues	$2,216	$2,201	$2,151	$8,642
Net ancillary services and strategic initiatives revenues, including international dialysis operations	398	345	309	1,382
Elimination of intersegment revenues	(22)	(21)	(14)	(79)

Total Kidney Care net revenues	2,592	2,525	2,446	9,945
Net HCP revenues	942	1,001	882	3,837

Total net consolidated revenues	$3,534	$3,526	$3,328	$13,782

Operating income
Kidney Care:
Dialysis and related lab services operating income	$464	$462	$443	$1,260
Other – Ancillary services and strategic initiatives, including international dialysis operations operating loss	(34)	(30)	(19)	(104)
Corporate support and related long-term incentive compensation	(4)	(6)	(5)	(19)

Total Kidney Care operating income	426	426	419	1,137
HCP operating (loss) income	(181)	83	33	34

Total consolidated operating income	$245	$509	$452	$1,171

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Year ended December 31, 2015
	December 31, 2015	September 30, 2015	December 31, 2014
4. Summary of Reportable Segment Financial Results:
Dialysis and Related Lab Services
Revenue:
Patient services revenues	$2,316	$2,301	$2,243	$9,034
Provision for uncollectible accounts	(104)	(103)	(95)	(406)

Net patient service operating revenues	2,212	2,198	2,148	8,628
Other revenues	4	3	3	14

Total net operating revenues	$2,216	$2,201	$2,151	$8,642

Operating expenses:
Patient care costs	$1,462	$1,461	$1,415	$5,755
General and administrative	181	170	192	709
Depreciation and amortization	112	112	105	438
Equity investment income	(3)	(4)	(4)	(15)
Settlement charge	—	—	—	495

Total operating expenses	1,752	1,739	1,708	7,382

Segment operating income	464	462	443	1, 260

Reconciliation for non-GAAP measure:
Add: Settlement charge	—	—	—	495

Adjusted segment operating income(1)	$464	$462	$443	$1,755

HCP
Revenue:
HCP capitated revenues	$850	$907	$808	$3,437

Patient services revenues	80	84	56	333
Provision for uncollectible accounts	(4)	(5)	(1)	(15)

Net patient service operating revenues	76	79	55	318

Other revenues	16	15	19	82

Total net operating revenues	$942	$1,001	$882	$3,837

Operating expenses:
Patient care costs	$757	$768	$717	$3,006
General and administrative	121	106	90	421
Depreciation and amortization	44	43	43	174
Goodwill and other intangible asset impairment charges	206	—	—	206
Equity investment (income) loss	(5)	1	(1)	(4)

Total operating expenses	1,123	918	849	3,803

Segment operating (loss) income	(181)	83	33	34

Reconciliation for non-GAAP measure:
Add: Goodwill and other intangible asset impairment charges	206	—	—	206

Adjusted segment operating income(1)	$25	$83	$33	$240

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Year ended December 31, 2015
	December 31, 2015	September 30, 2015	December 31, 2014
5. Dialysis and Related Lab Services Business Metrics:
Volume
Treatments	6,649,227	6,611,799	6,465,826	25,986,719
Number of treatment days	79.1	79.0	79.4	312.7
Treatments per day	84,061	83,694	81,434	83,104
Per day year over year increase	3.2%	4.2%	6.2%	4.1%
Normalized non-acquired growth year over year	3.7%	3.5%	4.6%	3.9%
Operating revenues before provision for uncollectible accounts
Dialysis and related lab services revenue per treatment	$348.26	$348.01	$346.95	$347.64
Per treatment increase (decrease) from previous quarter	0.1%	(0.1%)	1.7%
Per treatment increase from previous year	0.4%	2.0%	2.0%	1.6%
Percent of net consolidated revenues	62.3%	62.0%	64.4%	62.3%
Expenses
Patient care costs
Percent of total segment operating net revenues	66.0%	66.4%	65.8%	66.6%
Per treatment	$219.86	$220.92	$218.81	$221.46
Per treatment decrease from previous quarter	(0.5%)	(0.6%)	(0.1%)
Per treatment increase from previous year	0.5%	0.8%	0.9%	0.9%
General and administrative expenses
Percent of total segment operating net revenues	8.2%	7.7%	8.9%	8.2%
Per treatment	$27.21	$25.78	$29.75	$27.28
Per treatment increase (decrease) from previous quarter	5.5%	(4.5%)	10.8%
Per treatment decrease from previous year	(8.5%)	(4.0%)	(1.5%)	(0.1%)
Accounts receivable
Net receivables	$1,255	$1,243	$1,157
DSO	53	51	50
Provision for uncollectible accounts as a percentage of revenues	4.5%	4.5%	4.25%	4.5%
6. HCP Business Metrics:
Capitated membership
Total members	807,400	808,300	837,000
Total member months
Medicare	951,500	950,100	928,400	3,774,300
Commercial	1,109,900	1,120,600	1,165,700	4,497,900
Medicaid	367,100	374,600	408,700	1,556,400

Total member months	2,428,500	2,445,300	2,502,800	9,828,600

Capitated revenues by sources
Commercial revenues	$184	$181	$174	$727
Senior revenues	607	641	573	2,473
Medicaid revenues	59	85	61	237

Total capitated revenues	$850	$907	$808	$3,437

Other
Total care dollars under management(1)	$1,213	$1,260	$1,165	$4,952
Ratio of operating (loss) income to total care dollars under management(1)	(14.9%)	6.6%	2.8%	0.7%
Full time clinicians	1,315	1,311	1,156
IPA primary care physicians	2,937	2,935	3,331

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended						Year ended December 31, 2015
	December 31, 2015		September 30, 2015		December 31, 2014
7. Cash Flow:
Operating cash flow	$436.7		$679.0		$(70.0)		$1,557.2
Operating cash flow, last twelve months	$1,557.2		$1,050.5		$1,459.4
Free cash flow(1)	$256.2		$556.6		$(197.0)		$1,055.5
Free cash flow, last twelve months(1)	$1,055.5		$602.3		$1,045.1
Capital expenditures:
Routine maintenance/IT/other	$131.8		$75.5		$82.8		$327.1
Development and relocations	$114.0		$95.8		$115.0		$380.9
Acquisition expenditures	$5.8		$45.7		$54.0		$96.5
8. Debt and Capital Structure:
Total debt(3)	$9,226		$9,211		$8,520
Net debt, net of cash and cash equivalents(3)	$7,727		$8,164		$7,555
Leverage ratio (see calculation on page 14)	2.95x		2.93x		2.97x
Overall weighted average effective interest rate during the quarter	4.40%		4.40%		4.46%
Overall weighted average effective interest rate at end of the quarter	4.39%		4.40%		4.46%
Weighted average effective interest rate on the Senior Secured Credit Facilities at end of the quarter	3.50%		3.50%		3.43%
Fixed and economically fixed interest rates as a percentage of our total debt	61	%(4)	61	%(4)	58	%(4)
Fixed and economically fixed interest rates, including our interest rate cap agreements, as a percentage of our total debt	90	%(4)	90	%(4)	90	%(4)
9. Clinical: (quarterly averages)
Dialysis adequacy -% of patients with Kt/V > 1.2 at the end of the quarter	97%		97%		98%
Dialysis patients with arteriovenous fistulas placed	73%		73%		73%

(1)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, and for a definition of adjusted amounts, see attached reconciliation schedules.
(2)	Consolidated percentages of revenues are comprised of the dialysis and related lab services business, HCP’s business and other ancillary services and strategic initiatives. General and administrative expenses includes certain corporate support, long-term incentive compensation, as well as the estimated pharmacy accrual.
(3)	The reported balance sheet amounts at December 31, 2015, September 30, 2015 and December 31, 2014, excludes $96.0 million, $100.0 million and $100.9 million, respectively, of a debt discount associated with our Term Loan B and other deferred financing costs.
(4)	The Term Loan B is subject to a LIBOR floor of 0.75%. Because actual LIBOR, for all periods presented above, was lower than this embedded LIBOR floor, the interest rate on the Term Loan B is set at its respective floor. At such time as the actual LIBOR-based variable component of our interest rate exceeds 0.75% on the Term Loan B, we will then be subject to LIBOR-based interest rate volatility on the LIBOR variable component of our interest rate on all of the Term Loan B. However, we are limited to a maximum rate of 2.50% on $2.75 billion of outstanding principal debt on the Term Loan B as a result of interest rate cap agreements. The remaining $713 million outstanding principal balance of the Term Loan B is subject to LIBOR-based interest rate volatility above a floor of 0.75%.

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in thousands)

Note 1: Calculation of the Leverage Ratio

Under the Senior Secured Credit Facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, including short-term investments, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its Term Loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for routine acquisitions that occurred during the period. The Company’s management believes the presentation of “Consolidated EBITDA” is useful to investors to enhance their understanding of the Company’s leverage ratio under its Credit Agreement.

Year ended December 31, 2015
Net income attributable to DaVita HealthCare Partners Inc.	$269,732
Income taxes	295,726
Interest expense	382,522
Depreciation and amortization	638,024
Settlement charge	495,000
Goodwill and other intangible asset impairment charges	210,234
Noncontrolling interests and equity investment income, net	172,525
Stock-settled stock-based compensation	56,899
Debt redemption charges	48,072
Other	(28,600)

“Consolidated EBITDA”	$2,540,134

December 31, 2015
Total debt, excluding debt discount and other deferred financing costs of $96.0 million	$9,226,330
Letters of credit issued	93,524

9,319,854
Less: Cash and cash equivalents including short-term investments (excluding HCP’s physician owned entities cash)	(1,816,709)

Consolidated net debt	$7,503,145

Last twelve months “Consolidated EBITDA”	$2,540,134

Leverage ratio	2.95x

In accordance with the Credit Agreement, the Company’s leverage ratio cannot exceed 5.00 to 1.00 as of December 31, 2015. At that date the Company’s leverage ratio did not exceed 5.00 to 1.00.

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands except for per share data)

1. Adjusted net income and diluted net income per share attributable to DaVita HealthCare Partners Inc. excluding estimated non-cash goodwill and other intangible asset impairment charges, an estimated pharmacy accrual, debt redemption and refinancing charges, a loss contingency accrual and a settlement charge, net of related tax.

We believe that adjusted net income attributable to DaVita HealthCare Partners Inc. excluding estimated non-cash goodwill and other intangible asset impairment charges, an estimated accrual for damages and liabilities associated with our pharmacy business, debt redemption and refinancing charges, a loss contingency accrual and settlement charge, net of related tax, enhances a user’s understanding of our normal net income attributable to DaVita HealthCare Partners Inc. and adjusted diluted net income per share attributable to DaVita HealthCare Partners Inc. for these periods by providing a measure that is meaningful because it excludes unusual amounts related to estimated non-cash goodwill and other intangible asset impairment charges, primarily related to certain HCP reporting units, an estimated accrual for damages and liabilities associated with our pharmacy business, the debt redemption charges that resulted from the redemption of the $775 million 6  5⁄8% Senior Notes due 2020, debt refinancing charges that resulted from the refinancing of our Secured Credit Facilities, the redemption of the $775 million 6  3⁄8% Senior Notes due 2018, as well as the termination of certain interest rate swap agreements, a loss contingency accrual related to the 2010 and 2011 U.S. Attorney physician relationship investigations, and a settlement charge related to the Vainer private civil suit, net of related tax, and accordingly, is comparable to prior periods and indicative of normal net income attributable to DaVita HealthCare Partners Inc. and diluted net income per share attributable to DaVita HealthCare Partners Inc. These measures are not measures of financial performance under United States generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income attributable to DaVita HealthCare Partners Inc. and diluted net income per share attributable to DaVita HealthCare Partners Inc.

Adjusted net income attributable to DaVita HealthCare Partners Inc. excluding estimated non-cash goodwill and other intangible asset impairment charges, an estimated accrual for damages and liabilities associated with our pharmacy business, debt redemption and refinancing charges, a loss contingency accrual related to the 2010 and 2011 U.S. Attorney physician relationship investigations, and a settlement charge related to the Vainer suit, net of related tax:

	Three months ended			Year ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Net (loss) income attributable to DaVita HealthCare Partners Inc.	$(6,000)	$215,872	$208,020	$269,732	$723,114
Add:
Goodwill and other intangible asset impairment charges	206,169	—	—	210,234	—
Pharmacy accrual	22,530	—	—	22,530	—
Debt redemption and refinancing charges	—	—	—	48,072	97,548
Loss contingency accrual	—	—	—	—	17,000
Settlement charge	—	—	—	495,000	—
Less: Related income tax	(8,643)	—	—	(217,781)	(46,095)

	$214,056	$215,872	$208,020	$827,787	$791,567

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands except for per share data)

Adjusted diluted net income per share attributable to DaVita HealthCare Partners Inc. excluding estimated non-cash goodwill and other intangible asset impairment charges, an estimated accrual for damages and liabilities associated with our pharmacy business, debt redemption and refinancing charges, a loss contingency accrual related to the 2010 and 2011 U.S. Attorney physician relationship investigations, and a settlement charge related to the Vainer suit:

	Three months ended			Year ended
	December 31, 2015 (1)	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Diluted net (loss) income per share attributable to DaVita HealthCare Partners Inc.	$(0.03)	$1.00	$0.96	$1.25	$3.33
Add:
Goodwill and other intangible asset impairment charges	0.94	—	—	0.94	—
Pharmacy accrual	0.10	—	—	0.10	—
Debt redemption and refinancing charges	—	—	—	0.13	0.26
Loss contingency accrual	—	—	—	—	0.05
Settlement charge	—	—	—	1.41	—

	$1.01	$1.00	$0.96	$3.83	$3.64

(1)	Adjusted diluted net income per share attributable to DaVita HealthCare Partners Inc. for the three months ended December 31, 2015 is calculated using 212,777,826 shares, which includes shares that would be dilutive based on adjusted net income attributable to DaVita HealthCare Partners Inc. of $214,056, excluding estimated non-cash goodwill and other intangible asset impairment charges and an estimated accrual for damages and liabilities associated with our pharmacy business.

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES – (continued)

(unaudited)

(dollars in thousands except for per share data)

In addition, we have excluded amortization of intangible assets associated with acquisitions from our adjusted net income attributable to DaVita HealthCare Partners Inc. and from our adjusted diluted net income per share attributable to DaVita HealthCare Partners Inc. as we believe this presentation enhances a user’s understanding of our operating results for these periods by providing a different reflection of the Company’s operating performance since it excludes the amortization of intangible assets that relate to the fair value measurement of acquired intangible assets associated with our acquisitions, and accordingly is indicative of consistent adjusted net income excluding amortization of acquired intangibles, attributable to DaVita HealthCare Partners Inc. and diluted net income per share attributable to DaVita HealthCare Partners Inc. These measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income attributable to DaVita HealthCare Partners Inc. and diluted net income per share attributable to DaVita HealthCare Partners Inc.

Adjusted net income and adjusted diluted net income per share attributable to DaVita HealthCare Partners Inc., further adjusted to exclude the amortization of intangible assets associated with acquisitions, net of tax:

	Three months ended			Year ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Adjusted net income attributable to DaVita HealthCare Partners Inc.	$214,056	$215,872	$208,020	$827,787	$791,567
Add:
Amortization of intangible assets associated with acquisitions for the dialysis and ancillary operations	3,992	6,285	6,468	23,185	26,721
Amortization of intangible assets associated with acquisitions for the HCP operations	35,727	35,911	35,792	143,354	141,218
Less: Related income tax	(14,418)	(17,089)	(14,073)	(64,001)	(63,985)

	$239,357	$240,979	$236,207	$930,325	$895,521

Adjusted diluted net income per share attributable to DaVita HealthCare Partners Inc.	$1.01	$1.00	$0.96	$3.83	$3.64
Add:
Amortization of intangible assets per share associated with acquisitions for the dialysis and ancillary operations, net of tax	0.01	0.02	0.02	0.06	0.08
Amortization of intangible assets per share associated with acquisitions for the HCP operations, net of tax	0.10	0.10	0.11	0.41	0.41

	$1.12	$1.12	$1.09	$4.30	$4.13

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

2. Adjusted operating income excluding estimated non-cash goodwill and other intangible asset impairment charges, an estimated pharmacy accrual, a loss contingency accrual and a settlement charge.

We believe that adjusted operating income excluding estimated non-cash goodwill and other intangible asset impairment charges, an estimated accrual for damages and liabilities associated with our pharmacy business, a loss contingency accrual and a settlement charge enhances a user’s understanding of our normal operating income for these periods by providing a measure that is meaningful because it excludes unusual amounts related to estimated non-cash goodwill and other intangible asset impairment charges primarily related to certain HCP reporting units, an estimated accrual for damages and liabilities associated with our pharmacy business, a loss contingency accrual related to the 2010 and 2011 U.S. Attorney physician relationship investigations, as well as a settlement charge related to the Vainer private civil suit and accordingly, are comparable to prior periods and indicative of consistent operating income. We have also presented adjusted operating income by reportable segment excluding a settlement charge related to the Vainer private civil suit, a loss contingency accrual related to the 2010 and 2011 U.S. Attorney physician relationship investigations, and estimated non-cash goodwill and other intangible asset impairment charges. In addition, we have also presented adjusted operating income of the Kidney Care division excluding the settlement charge, a goodwill impairment charge and the pharmacy accrual. We believe these measures enhance a user’s understanding of our normal operating income by reportable segment for these periods by providing a measure that is meaningful because it excludes unusual amounts related to the settlement charge, a loss contingency accrual, and the non-cash goodwill and other intangible asset impairment charges, primarily related to certain HCP reporting units. These measures are not measures of financial performance under GAAP and should not be considered as an alternative to operating income.

Adjusted operating income excluding estimated non-cash goodwill and other intangible asset impairment charges, an estimated accrual for damages and liabilities associated with our pharmacy business, a loss contingency accrual related to the 2010 and 2011 U.S. Attorney physician relationship investigations, and a settlement charge related to the Vainer suit:

	Three months ended			Year ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Operating income	$244,935	$509,368	$452,085	$1,170,695	$1,815,141
Add:
Goodwill and other intangible asset impairment charges	206,169	—	—	210,234	—
Pharmacy accrual	22,530	—	—	22,530	—
Loss contingency accrual	—	—	—	—	17,000
Settlement charge	—	—	—	495,000	—

Adjusted operating income	$473,634	$509,368	$452,085	$1,898,459	$1,832,141

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

Adjusted operating income by reportable segment excluding a settlement charge related to the Vainer suit, a loss contingency accrual related to the 2010 and 2011 U.S. Attorney physician relationship investigations, and estimated non-cash goodwill and other intangible asset impairment charges:

	Three months ended			Year ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Dialysis and related lab services reportable segment:
Segment operating income	$464,378	$461,899	$442,752	$1,259,632	$1,637,626
Add:
Settlement charge	—	—	—	495,000	—
Loss contingency accrual	—	—	—	—	17,000

Adjusted operating income	$464,378	$461,899	$442,752	$1,754,632	$1,654,626

HCP reportable segment:
Segment operating (loss) income	$(181,263)	$82,562	$32,642	$33,929	$214,983
Add: Goodwill and other intangible asset impairment charges	206,169	—	—	206,169	—

Adjusted operating income	$24,906	$82,562	$32,642	$240,098	$214,983

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

Adjusted operating income of the Kidney Care division and its related components excluding a settlement charge related to the Vainer suit, an estimated accrual for damages and liabilities associated with our pharmacy business, and a non-cash goodwill impairment charge:

Year ended December 31, 2015

Kidney Care:
Dialysis and related lab services
Dialysis and related lab services operating income	$1,259,632
Add: Settlement charge	495,000

Adjusted dialysis and related lab operating income	1,754,632

Other ancillary services and strategic initiatives and international operations
Other ancillary services and strategic initiatives operating losses	(44,991)
Add: Pharmacy accrual	22,530

Adjusted other ancillary services and strategic initiatives operating losses	(22,461)

International operating losses	(58,910)
Add: Goodwill impairment charge	4,066

Adjusted international operating losses	(54,844)

Adjusted total other ancillary services and strategic initiatives operating losses	(77,305)

Corporate support costs
Corporate support	(18,966)

Adjusted total Kidney Care operating income	$1,658,361

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

3. Effective income tax rates and adjusted effective income tax rates.

We believe that reporting the effective income tax rate attributable to DaVita HealthCare Partners Inc. as well as the adjusted effective income tax rate attributable to DaVita HealthCare Partners Inc., excluding estimated non-cash goodwill and other intangible asset impairment charges, an estimated accrual for damages and liabilities associated with our pharmacy business, and a settlement charge related to the Vainer suit, enhances an investor’s understanding of DaVita HealthCare Partners Inc.’s effective income tax rate and DaVita HealthCare Partners Inc.’s adjusted effective income tax rate for the periods presented because it excludes noncontrolling owners’ income that primarily relates to non-tax paying entities and unusual amounts that include estimated non-cash goodwill and other intangible asset impairment charges primarily related to certain HCP reporting units, an estimated accrual for damages and liabilities associated with our pharmacy business and a settlement charge related to the Vainer suit, and, therefore, are meaningful to an investor to fully understand the related income tax effects on DaVita HealthCare Partners Inc.’s operating results. These are not measures under GAAP and should not be considered as an alternative to the effective income tax rate calculated in accordance with GAAP.

Effective income tax rate as compared to the effective income tax rate attributable to DaVita HealthCare Partners Inc. is as follows:

	Three months ended			Year ended December 31, 2015
	December 31, 2015	September 30, 2015	December 31, 2014
Income before income taxes	$146,307	$408,371	$354,365	$723,136

Income tax expense	$111,833	$147,064	$103,977	$295,726

Effective income tax rate	76.4%	36.0%	29.3%	40.9%

	Three months ended			Year ended December 31, 2015
	December 31, 2015	September 30, 2015	December 31, 2014
Income before income taxes	$146,307	$408,371	$354,365	$723,136
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(40,587)	(45,559)	(42,495)	(158,304)

Income before income taxes attributable to DaVita HealthCare Partners Inc.	$105,720	$362,812	$311,870	$564,832

Income tax expense	$111,833	$147,064	$103,977	$295,726
Less: Income tax attributable to noncontrolling interests	(113)	(124)	(127)	(626)

Income tax expense attributable to DaVita HealthCare Partners Inc.	$111,720	$146,940	$103,850	$295,100

Effective income tax rate attributable to DaVita HealthCare Partners Inc.	105.7%	40.5%	33.3%	52.2%

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

Adjusted effective income tax rates attributable to DaVita HealthCare Partners Inc. excluding estimated non-cash goodwill and other intangible asset impairment charges, an estimated accrual for damages and liabilities associated with our pharmacy business, and a settlement charge related to the Vainer suit:

	Three months ended			Year ended December 31, 2015
	December 31, 2015	September 30, 2015	December 31, 2014
Income before income taxes	$146,307	$408,371	$354,365	$723,136
Add:
Goodwill and other intangible asset impairment charges	206,169	—	—	210,234
Pharmacy accrual	22,530	—	—	22,530
Settlement charge	—	—	—	495,000

	375,006	408,371	354,365	1,450,900
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(40,587)	(45,559)	(42,495)	(158,304)

Adjusted income before income taxes attributable to DaVita HealthCare Partners Inc.	$334,419	$362,812	$311,870	$1,292,596

Income tax expense	$111,833	$147,064	$103,977	$295,726
Add:
Income taxes attributable to the goodwill and other intangible asset impairment charges	6,647	—	—	6,647
Income taxes attributable to the pharmacy accrual	1,996	—	—	1,996
Income taxes attributable to the settlement charge	—	—	—	190,246
Less: Income tax attributable to noncontrolling interests	(113)	(124)	(127)	(626)

Adjusted income tax attributable to DaVita HealthCare Partners Inc.	$120,363	$146,940	$103,850	$493,989

Adjusted effective income tax rate attributable to DaVita HealthCare Partners Inc.	36.0%	40.5%	33.3%	38.2%

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

4. Free cash flow and adjusted operating cash flow.

Free cash flow represents net cash provided by operating activities less distributions to noncontrolling interests and capital expenditures for routine maintenance and information technology. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under GAAP, since free cash flow is a meaningful measure of our ability to fund acquisitions and development activities and meet our debt service requirements. In addition, free cash flow excluding distributions to noncontrolling interests provides an investor with an understanding of free cash flows that are attributable to DaVita HealthCare Partners Inc. We have also presented adjusted operating cash flow excluding the payments made in the second quarter of 2015 related to the settlement of the Vainer suit and in the fourth quarter of 2014 related to the settlement of the 2010 and 2011 U.S. Attorney physician relationship investigations, net of tax, in each case. We believe this measure is meaningful to investors to understand our operating cash flows that were generated excluding these unusual payments that were part of the settlements. Free cash flow and adjusted operating cash flow are not measures of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Three months ended			Year ended December 31, 2015
	December 31, 2015	September 30, 2015	December 31, 2014
Cash provided by operating activities	$436,673	$678,996	$(69,991)	$1,557,200
Less: Distributions to noncontrolling interests	(48,697)	(46,898)	(44,196)	(174,635)

Cash provided by (used in) operating activities attributable to DaVita HealthCare Partners Inc.	387,976	632,098	(114,187)	1,382,565
Less: Expenditures for routine maintenance and information technology	(131,769)	(75,543)	(82,811)	(327,079)

Free cash flow	$256,207	$556,555	$(196,998)	$1,055,486

	Rolling 12-Month Period
	December 31, 2015	September 30, 2015	December 31, 2014
Cash provided by operating activities	$1,557,200	$1,050,536	$1,459,407
Less: Distributions to noncontrolling interests	(174,635)	(170,134)	(149,339)

Cash provided by operating activities attributable to DaVita HealthCare Partners Inc.	1,382,565	880,402	1,310,068
Less: Expenditures for routine maintenance and information technology	(327,079)	(278,121)	(264,972)

Free cash flow	$1,055,486	$602,281	$1,045,096

	Three months ended		Year ended December 31, 2015
	December 31, 2015	December 31, 2014
Cash provided by (used in) operating activities	$436,673	$(69,991)	$1,557,200
Payment in connection with the settlement of the Vainer suit	—	—	493,775
Payment in connection with the settlement of the 2010 and 2011 U.S. Attorney physician relationship investigations	—	410,356	—
Related tax benefit	—	(141,487)	(190,246)

Adjusted operating cash flow	$436,673	$198,878	$1,860,729

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

5. Total care dollars under management.

In California, as a result of our managed care administrative services agreements with hospitals and health plans, HCP does not assume the direct financial risk for institutional (hospital) services in most cases, but is responsible for managing the care dollars associated with both the professional (physician) and institutional services being provided for the Per Member Per Month (PMPM) fee attributable to both professional and institutional services. In cases where HCP does not assume the direct financial risk, HCP recognizes the surplus of institutional revenue less institutional expense as HCP net revenue. In addition to revenues recognized for financial reporting purposes, HCP measures its total care dollars under management, which includes the PMPM fee payable to third parties for institutional services where HCP manages the care provided to its members by the hospitals and other institutions, which are not included in GAAP revenues. HCP uses total care dollars under management as a supplement to GAAP revenues as it allows HCP to measure profit margins on a comparable basis across both the global capitation model (where HCP assumes the full financial risk for all services, including institutional services) and the risk sharing models (where HCP operates under managed care administrative services agreements where HCP does not assume the full risk). HCP believes that presenting amounts in this manner is useful because it presents its operations on a unified basis without the complication caused by models that HCP has adopted in its California market as a result of various regulations related to the assumption of institutional risk. Total care dollars under management is not a measure of financial performance computed in accordance with GAAP and should not be considered in isolation or as a substitute for revenues calculated in accordance with GAAP. Total care dollars under management includes PMPM payments received from third parties that are recorded net of expenses in our accounting records. The following table reconciles total care dollars under management to medical revenues for the periods indicated.

	Three months ended			Year ended December 31, 2015
	December 31, 2015	September 30, 2015	December 31, 2014
Medical revenues	$925,764	$985,483	$863,555	$3,754,713
Less: Risk share revenue, net	(44,134)	(70,752)	(12,805)	(145,968)
Add: Institutional capitation amounts	331,736	345,550	314,100	1,342,849

Total care dollars under management	$1,213,366	$1,260,281	$1,164,850	$4,951,594